Exhibit 99.1

   Point Therapeutics Reports Third Quarter 2007 Financial Results

    WELLESLEY HILLS, Mass.--(BUSINESS WIRE)--Nov. 9, 2007--Point
Therapeutics, Inc. (NASDAQ: POTP) today reported financial results for the three and nine month periods ended September 30, 2007.

    Point reported a net loss of $2,410,000, or $0.06 per basic and diluted share, for the three month period ended September 30, 2007, compared with a net loss of $7,826,000, or $0.24 per basic and diluted share, for the three month period ended September 30, 2006. Point reported a net loss of $10,971,000, or $0.29 per basic and diluted share, for the nine month period ended September 30, 2007, compared with a net loss of $23,028,000, or $0.70 per basic and diluted share, for the nine month period ended September 30, 2006. Point's cash balance as of September 30, 2007 was $2,311,000.

    For the three month period ended September 30, 2007, research and development expenses decreased 94.4% to $375,000 from $6,731,000 for the three month period ended September 30, 2006. Research and development expenses decreased 69.3% to $5,824,000 for the nine month period ended September 30, 2007 from $18,984,000 for the nine month period ended September 30, 2006. The decrease in both the three and nine month periods resulted primarily from the decision by the U.S. Food and Drug Administration ("FDA") to put Point's talabostat clinical program on clinical hold on May 21, 2007 and the subsequent downsizing of Point's operations offset in part by severance recorded for terminated employees.

    For the three month period ended September 30, 2007, general and administrative expenses increased 33.2% to $2,072,000 from $1,556,000 for the three month period ended September 30, 2006. For the nine month period ended September 30, 2007, general and administrative expenses increased 2.0% to $5,391,000 from $5,287,000 for the nine month period ended September 30, 2006. The increase in general and administrative expenses in both the three and nine month periods resulted primarily from severance recorded for terminated employees offset in part by a reduction in Point's operations.

    There was no revenue in the three or nine months ended September 30, 2007. Revenue in the three and nine month periods ending September 30, 2006 related to Point's $600,000 Orphan Products Development Grant which funded a portion of Point's Phase 2 study combining talabostat with rituximab in advanced chronic lymphocytic leukemia.

    Interest income was $36,000 in the three months ended September 30, 2007 compared to $241,000 for the three months ended September 30, 2006. Interest income was $243,000 for the nine months ended September 30, 2007 compared to $884,000 for the nine months ended September 30, 2006. The decrease in interest income for both the three and nine month periods was due to a lower average cash balance as compared to the prior year.

    About Point Therapeutics, Inc.:

    Point Therapeutics, Inc. is a biopharmaceutical company which has studied its lead product candidate, talabostat, in a number of human clinical trials in late-stage cancers. In May 2007, interim clinical results caused Point's Independent Data Monitoring Committee to recommend stopping Point's two Phase 3 talabostat studies for patients in advanced non-small cell lung cancer. Subsequently, the talabostat clinical development program was put on clinical hold by the FDA. Point has also studied talabostat in several Phase 2 trials, including as a single-agent and in combination with cisplatin in metastatic melanoma, in combination with rituximab in advanced chronic lymphocytic leukemia, and in combination with gemcitabine in Stage IV pancreatic cancer. Due to cash limitations, Point is not currently funding any internal research or clinical operations.

    On October 9, 2007, Point entered into a definitive agreement to merge with DARA BioSciences, Inc. ("DARA"). Pursuant to the merger agreement, DARA will merge with DP Acquisition Corp., a newly-formed subsidiary of Point, with DARA surviving as a wholly-owned subsidiary of Point. After giving effect to the merger, DARA stockholders will hold 96.4% of the combined company's outstanding shares of common stock on a fully-diluted basis, and Point will change its name to DARA BioSciences, Inc. and be based in Raleigh, North Carolina. For information regarding the proposed merger, please refer to Point's Report on Form 8-K filed with the Securities and Exchange Commission on October 10, 2007.

    Point and DARA believe that the proposed merger will qualify as a "reverse merger" under NASDAQ Marketplace Rule 4340. As a result, although Point's common stock is currently listed on the NASDAQ Capital Market, Point will be required to meet the NASDAQ requirements for initial listing upon consummation of the merger. On October 26, 2007, DARA filed an initial listing application with NASDAQ seeking listing of Point's common stock upon completion of the merger. As previously announced on September 17, 2007, Point has received a determination letter from the staff of The NASDAQ Stock Market indicating that Point's securities are subject to potential delisting from the NASDAQ Capital Market. The staff determination was based on the fact that Point does not currently meet the $1 minimum share price requirement for continued listing and that Point's cessation of its clinical and research operations renders Point a "public shell," or non-operating company in the opinion of the staff. Point participated in a hearing before a NASDAQ Listing Qualifications Panel on November 1, 2007, at which it requested continued listing of its common stock pending the completion of the merger. The Listing Qualifications Panel has not yet rendered its decision with respect to Point's request. If the Listing Qualifications Panel denies Point's request, Point's common stock will be delisted at the opening of trading two business days following such denial.

    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believes," "feels," "expects," "may," "will," "projects," "should," "seeks," "plans," "schedules to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statements due to risks and uncertainties to which Point is subject, and other factors that are described in Form 10-Q filed with the Securities and Exchange Commission on November 9, 2007, and from time to time in Point's other reports filed with the Securities and Exchange Commission.

    Additional Information

    In connection with the merger between DARA and Point, Point intends to file with the SEC a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials. INVESTORS AND SECURITY HOLDERS OF DARA AND POINT ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DARA, POINT AND THE MERGER. The joint proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Point with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they are available) filed with the SEC by Point by directing a request to: Point Therapeutics, Inc., 70 Walnut Street, Wellesley Hills, MA 02481, Attention: Investor Relations.

    Point and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Point in favor of the merger. Information about the executive officers and directors of Point and their ownership of Point common stock is set forth in Point's Annual Report on Form 10-K/A filed with the SEC on April 30, 2007. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of DARA, Point and their respective executive officers and directors in the merger by reading the joint proxy statement/prospectus regarding the merger when it becomes available.



                       POINT THERAPEUTICS, INC.
                    (A Development Stage Company)

                CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)



                                               Three months ended
                                                  September 30,
                                                2007         2006
                                            ------------ -------------
REVENUES
   License revenue                          $         -  $         -
   Sponsored research revenue                         -      220,407
                                            ------------ -------------
            Total revenues                            -      220,407
                                            ------------ -------------


OPERATING EXPENSES
   Research and development                     374,604    6,730,726
   General and administrative                 2,071,699    1,555,968
                                            ------------ -------------
            Total operating expenses          2,446,303    8,286,694
                                            ------------ -------------

Net loss from operations                     (2,446,303)  (8,066,287)

OTHER INCOME
Interest income, net                             36,262      240,724
                                            ------------ -------------
Net loss                                    $(2,410,041) $(7,825,563)
                                            ============ =============

Basic and diluted net loss per common share $     (0.06) $     (0.24)
                                            ============ =============
Basis and diluted weighted average common
 shares outstanding
                                             39,311,585   32,764,059
                                            ============ =============


                                                         Period from
                                                        September 3,
                                                             1996
                                                          (date of
                                                          inception)
                                 Nine months ended      through Sept.
                                   September 30,              30,
                                2007          2006           2007
                            ------------- ------------- --------------
REVENUES
   License revenue          $          -  $          -  $   5,115,041
   Sponsored research
    revenue                            -       359,202      3,000,000
                            ------------- ------------- --------------
            Total revenues             -       359,202      8,115,041
                            ------------- ------------- --------------


OPERATING EXPENSES
   Research and
    development                5,823,537    18,984,026     80,323,877
   General and
    administrative             5,390,538     5,286,920     33,454,300
                            ------------- ------------- --------------
            Total
             operating
             expenses         11,214,075    24,270,946    113,778,177
                            ------------- ------------- --------------

Net loss from operations     (11,214,075)  (23,911,744)  (105,663,136)

OTHER INCOME
Interest income, net             242,620       883,624      2,958,105
                            ------------- ------------- --------------
Net loss                    $(10,971,455) $(23,028,120) $(102,705,031)
                            ============= ============= ==============

Basic and diluted net loss
 per common share           $      (0.29) $      (0.70)
                            ============= =============
Basis and diluted weighted
 average common shares
 outstanding                  38,426,842    32,760,862
                            ============= =============




                       POINT THERAPEUTICS, INC.
                    (A Development Stage Company)

                CONDENSED CONSOLIDATED BALANCE SHEETS
                             (UNAUDITED)

                                           September 30, December 31,
                                               2007          2006
                                           ------------- -------------
ASSETS
Cash, cash equivalents and restricted cash $   2,310,642 $  10,097,930
Property and equipment, net                       30,394       238,395
Other assets                                     810,251     2,231,459
                                           ------------- -------------

Total assets                               $   3,151,287 $  12,567,784
                                           ============= =============



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                        $   1,577,323 $   4,579,836
Other liabilities                                 30,261        36,601
Total stockholders' equity                     1,543,703     7,951,347
                                           ------------- -------------

Total liabilities and stockholders' equity $   3,151,287 $  12,567,784
                                           ============= =============

    CONTACT: Point Therapeutics, Inc.
             Michael Duffy, 781-239-7503